UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2005

TVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30539	94-3175152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Burton Drive, Santa Clara, California		95054

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 982-8588

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

In compliance with a Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K issued November 23, 2004, the Company is disclosing the following item which the Securities and Exchange Commission may deem to be a material definitive agreement.

Non-employee Director Compensation.  After conducting research and a review of compensation arrangements for non-employee directors of similarly situated public companies, the Board of Directors (the “Board”) of the Company approved on April 18, 2005 an amendment to its compensation structure for non-employee director members of the Company’s Board of Directors and committees thereof effective for meetings following April 1, 2005.  In particular, all non-employee directors will receive an annual retainer of $16,000, other than the Lead Director, Mark Mangiola, who will receive an annual retainer of $20,000.  As the Lead Director, Mr. Mangiola will continue to receive $2,500 for each Board meeting attended in person.  All other non-employee directors will receive $2,000 for each Board meeting attended in person.  The chairperson of each of the Audit Committee, Compensation Committee and Operations Strategy Committee will receive $2,000 per committee meeting for each meeting attended and each non-chairperson committee member will continue to receive an additional $1,500 per committee meeting attended.  Each Board member (including the Lead Director) will only receive $500 for telephonic participation in a Board Meeting.

The Company reimburses all non-employee directors for expenses incurred to attend meetings of the Board or its committees, promptly after such expense is incurred.  Non-employee directors continue to receive a one-time grant to purchase 25,000 shares of our Common Stock upon appointment to the Board of Directors.  This initial option has a per share exercise price equal to the fair market value of a share of our Common Stock and vests ratably over 24 months.  Additionally, on the first business day following the conclusion of each regular annual stockholders’ meeting, each non-employee director receives an option to purchase 25,000 shares of our Common Stock.  This option has a per share exercise price equal to the fair market value of a share of our Common Stock and vests in full on the one-year anniversary of the grant date.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously reported, on March 17, 2005, the Board of Directors unanimously approved the appointment of Yves Faroudja to the Company’s Board of Directors.  It has been subsequently determined by the Board of Directors that Mr. Faroudja will serve as a member of the Compensation Committee and the Operations and Strategy Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

          (a)          Not applicable.

          (b)          Not applicable.

          (c)          Not applicable

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVIA, INC.
(Registrant)

Date April 20, 2005
	By:	/s/ DIANE BJORKSTROM

Diane Bjorkstrom Chief Financial Officer (Principal Financial Officer and Duly Authorized Signatory)